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                                                                      EXHIBIT 23



                         CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 33-72021) dated February 9, 1999, of Entertainment Properties Trust pertaining to the Dividend Reinvestment and Direct Share Purchase Plan of our report dated March 1, 1999 with respect to the consolidated financial statements and schedules of Entertainment Properties Trust included in this Annual Report (Form 10-K) for the year ended December 31, 1998.



                                                               Ernst & Young LLP


      Kansas City, Missouri
      March 26, 1999